Exhibit 99.1

For Immediate Release	Contact:	Robert E. Ostendorf, Jr.

President & CEO

(920) 725-7000
Neenah Enterprises, Inc. and Neenah Foundry Company Schedule Conference Call to Discuss Year End Results
Neenah, WI — Friday, January 4, 2008
Neenah Enterprises, Inc. and Neenah Foundry Company (collectively, the “Company”) announced today that it has scheduled a conference call to discuss its Annual Report on Form 10-K for the year ended September 30, 2007 that was filed with the Securities and Exchange Commission on Friday, December 28, 2007.
The conference call is scheduled for Wednesday, January 9, 2008 at 9:00 a.m. (Central Time). A replay of this call will be available until January 16, 2008. The call-in number information for the conference call follows:

Dail-In Number:	1-866-868-1109
Alternate Dial-In Number:	1-847-413-2404
Confirmation Number:	20251366
Host Name:	Robert Ostendorf
Company:	Neenah Enterprises, Inc.

Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	20251366#
About Neenah Enterprises, Inc. and Neenah Foundry Company
     Neenah Enterprises, Inc. is the indirect parent holding company of Neenah Foundry Company. Neenah Foundry Company and its subsidiaries manufacture and market a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the largest independent foundry companies in the United States, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
Contacts:
Neenah Foundry Company
Robert Ostendorf
920-725-7000